                                                                     EXHIBIT 1.1


                             STIFEL FINANCIAL CORP.
                          (a Delaware corporation) and

                        STIFEL FINANCIAL CAPITAL TRUST I
                      (a Delaware statutory business trust)

                                   $25,000,000

                     __% Cumulative Trust Preferred Securities

                             UNDERWRITING AGREEMENT
                             ----------------------

                                 April __, 2002

LEGG MASON WOOD WALKER, INCORPORATED
STIFEL, NICOLAUS & COMPANY, INCORPORATED
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
as Representatives of the Underwriters Named in Schedule A,
c/o Legg Mason Wood Walker, Incorporated
100 Light Street, 31st Floor
Baltimore, Maryland 21202
Attention:  Mark C. Micklem, Managing Director

Ladies and Gentlemen:

     Stifel Financial Capital Trust I (the "Trust"), a statutory business trust organized under the Delaware Business Trust Act, 12 Del. C. ss.ss.3801 et seq. (the "Delaware Act"), and Stifel Financial Corp., a Delaware corporation (the "Company" and together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Legg Mason Wood Walker, Incorporated ("Legg Mason"), Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus") and Friedman, Billings, Ramsey & Co., Inc., as Representatives of the several underwriters named in Schedule A hereto (each an "Underwriter," and together, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 of this Agreement), with respect to the issuance and sale by the Trust of 1,000,000 ___% Cumulative Trust Preferred Securities (liquidation amount $25 per preferred security), and the purchase by the Underwriters, acting severally and not jointly, of the respective preferred securities set forth in Schedule A hereto, and the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) of this Agreement to purchase all or any part of 150,000 additional preferred securities solely to cover overallotments, if any. In this Agreement, the 1,000,000 preferred securities (the "Initial Preferred Securities") to be purchased by the Underwriters and all or any part of the 150,000 preferred securities subject to the option described in Section 2(b) of this Agreement (the "Optional Preferred Securities") are called, collectively, the "Preferred Securities." The Preferred Securities are more fully described in the Prospectus (as defined below).

         The Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be dated as of the Closing Time (as defined below) executed and delivered by the Company and Wilmington Trust Company (the "Guarantee Trustee"), a Delaware banking corporation, not in its individual capacity but solely as trustee for the benefit of the holders from time to time of the Preferred Securities. The Company and the Trust each understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as they deem advisable after this Agreement has been executed and delivered, and the Declaration (as defined in this Agreement), the Indenture (as defined in this Agreement), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") and will be used by the Trust to purchase the __% Junior Subordinated Debentures due 2032 (the "Subordinated Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement, to be dated as of the Closing Time (the "Declaration"), among the Company, as depositor, Wilmington Trust Company, as property trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee"), and James M. Zemlyak, Bernard N. Burkemper and Thomas A. Prince, as administrative trustees (the "Administrative Trustees" and together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to an indenture, to be dated as of the Closing Time (the "Indenture"), between the Company and Wilmington Trust Company, as debenture trustee (the "Debenture Trustee").

     The Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debentures are collectively referred to in this Agreement as the "Securities." The Indenture, the Declaration and this Agreement are collectively referred to in this Agreement as the "Operative Documents." Capitalized terms used in this Agreement without definition have the respective meanings specified in the Prospectus.

     The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, as amended (Nos. 333-84952 and 333-84952-01) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations, (ii) if the Offerors have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b) or (iii) a final prospectus in accordance with Rules 415 and 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective: (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is in this Agreement called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, and the documents incorporated by reference therein, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is in this Agreement called the "Registration Statement." The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Preferred Securities is in this Agreement called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated April 9, 2002, together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus.

     SECTION 1. Representations and Warranties. (a) Offerors' Representations and Warranties. The Offerors jointly and severally represent and warrant to each Underwriter as of the date of this Agreement and as of the Closing Time referred to in Section 2(c) of this Agreement and as of each Date of Delivery (if any) referred to in Section 2(b) of this Agreement, and agree with each Underwriter as follows:

               (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, any state or other jurisdiction or other regulatory body, and any request on the part of the Commission for additional information has been complied with.

               At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Optional Preferred Securities are purchased, at the Date of Delivery), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Optional Preferred Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply (A) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus (or any supplement thereto) including without limitation, the information set forth in the first paragraph, the table following the first paragraph, the second and third paragraphs, the table following the sixth paragraph, the seventh, ninth, tenth, and eleventh paragraphs of the section of the Prospectus captioned "Underwriting" (the "Underwriters' Information") and (B) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Forms T-1) under the 1939 Act.

               No order preventing or suspending the use of any Prospectus (or, if the Prospectus is not in existence, the preliminary prospectus) has been issued by the Commission, any state or other jurisdiction or other regulatory body, nor has the Commission, any state or other jurisdiction or other regulatory body, to the knowledge of the Offerors, threatened to issue such an order or instituted proceedings for that purpose. Each preliminary prospectus, and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, and the Prospectus filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will, at the time of such delivery, be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus at the time they were filed with the Commission (A) complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, (B) when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

               (iii) Independent Accountants. Deloitte & Touche LLP, who have certified the Company's historical consolidated financial statements, including the notes thereto, incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants of the Company within the meaning of the 1933 Act and the rules and regulations of the Commission under the 1933 Act Regulations.

               (iv) Financial Statements. The consolidated historical financial statements, together with the related schedules and notes, of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements; the supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, in all material respects, the information required to be stated therein; and the selected consolidated financial data included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus.

               (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in, or any development which is reasonably likely to have a material adverse effect on, the condition, financial or otherwise, or in the earnings, business affairs or business prospects or results of operations of the Trust or of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) any transaction entered into by the Trust, the Company or any of its subsidiaries, other than in the ordinary course of business, that is material to the Trust, or the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than regular dividends on the Company's common stock.

               (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has full corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Prospectus (or, if no Prospectus is in existence, the preliminary prospectus). The Company has full corporate power and authority to enter into and perform its obligations under each of the Operative Documents to which it is a party.

               (vii) Subsidiaries. Each of the Company's subsidiaries is validly existing and has full corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Prospectus. Each of the Company's subsidiaries is listed on Schedule B hereto (the "Subsidiaries"), which includes Stifel Nicolaus and Century Securities Associates, Inc. (the "Broker-Dealer Subsidiaries"), which are the only two Subsidiaries operating as registered broker-dealers.

               (viii) Good Standing of Broker-Dealer Subsidiaries; Foreign Qualification. Each of the Broker-Dealer Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri; and each of the Company and the Broker-Dealer Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (ix) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding capital stock or equity securities, as the case may be, of Stifel Nicolaus has been duly authorized and validly issued, is fully paid and non-assessable, and all of the shares owned by the Company, directly or indirectly, of each of the Company's Subsidiaries are held free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, claim or equity of any kind; none of such outstanding shares of capital stock or equity securities of the Company's Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any such Subsidiary or under any agreement to which the Company or any of its Subsidiaries is a party. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock, equity securities or other ownership interests of the Company's Subsidiaries.

               (x) Broker-Dealer Registration. (a) Stifel Nicolaus is registered as a broker-dealer with the Commission and under the laws of all fifty U.S. states, the District of Columbia and Puerto Rico, is a member of the NASD, the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange, the Philadelphia Exchange, the Chicago Board Options Exchange, the Midwest Options Exchange, the Philadelphia Board of Trade and the New York Futures Exchange, Inc., and is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registration and memberships, including without limitation Rule 15c-1 under the 1934 Act (the "Net Capital Rule"), except where the failure to be so registered or in such compliance would not have a Material Adverse Effect; and (b) Century Securities Associates, Inc. ("CSA") is a registered broker-dealer with the Commission and under the laws of all fifty U.S. states and the District of Columbia, is a member of the NASD and is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registration and membership, including without limitation the Net Capital Rule, except where the failure to be so registered or in such compliance would not have a Material Adverse Effect.

               (xi) Investment Adviser Registration. Each of Stifel Nicolaus and CSA is registered as an investment adviser with the Commission, is registered or exempt from registration as an investment adviser in all fifty states, the District of Columbia and Puerto Rico, and is in compliance in all material respects with all applicable laws, rules, regulations, orders and similar requirements in connection therewith except where the failure to be so registered or in such compliance would not have a Material Adverse Effect.

               (xii) Capitalization. The authorized, issued and outstanding capital stock of the Company as of December 31, 2001 is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (and there have not been any subsequent issuances of capital stock of the Company except for subsequent issuances, if any, pursuant to any dividend reinvestment plan, reservations, agreements, conversions, stock dividends or employee or director benefit plans); the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and no shares were issued in violation of the preemptive rights of any holder thereof. Except in each case as disclosed in the Prospectus or issued or issuable pursuant to compensatory plans or other programs disclosed in the Prospectus, there are no outstanding rights, options or warrants to acquire any securities or other ownership interests of the Company or the Trust, and there are no outstanding instruments or securities convertible into or exchangeable for any securities of the Company or the Trust and no restrictions upon the voting or transfer of any capital stock of the Company or equity securities of the Trust pursuant to the Company's corporate charter or bylaws, the Declaration or any agreement or other instrument to which an Offeror is a party or by which an Offeror is bound.

               (xiii) Good Standing of the Trust. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with all requisite trust power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Preferred Securities and under this Agreement, and to consummate the transactions herein contemplated; the Trust is not a party to or otherwise bound by any material agreement other than this Agreement, the Declaration and the agreements and instruments contemplated by the Declaration and described in the Prospectus; and the Trust is and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; the Trust has no subsidiaries and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; the Trust has conducted and will conduct no business other than the transactions contemplated by the Operative Documents and described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration and described in the Prospectus; the Trust is not a party to or subject to any action, suit or proceeding of any nature; and the Trust is, and at the Closing Time or any Date of Delivery will be, treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

               (xiv) Authorization of Common Securities. The Common Securities have been duly authorized for issuance by the Trust pursuant to the Declaration and, when issued, executed and authenticated in accordance with the Declaration and delivered by the Trust to the Company against payment therefor in accordance with the Declaration, will be validly issued and fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time or any Date of Delivery, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

               (xv) Authorization of Preferred Securities. The Preferred Securities have been duly authorized for issuance by the Trust pursuant to the Declaration and, when issued, executed and authenticated in accordance with the Declaration and delivered against payment therefor as provided in this Agreement, will be validly issued and fully paid and non-assessable undivided beneficial ownership interests in the assets of the Trust, will be entitled to the benefits of the Trust Agreement, and will conform in all material respects to the description thereof in the Prospectus. The issuance of the Preferred Securities will not be subject to any security interest, lien, mortgage, pledge, encumbrance, restriction upon voting or transfer, preemptive or other similar rights.

               (xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Offerors, and assuming the due authorization, execution and delivery of this Agreement by the Representatives, will constitute the valid and legally binding agreement and obligation of the Offerors enforceable against the Offerors in accordance with its terms, except to the extent that enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, and (B) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity (collectively, the "Enforceability Exceptions").

               (xvii) Authorization of Declaration. The Declaration has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Trustees, the Declaration will, at the Closing Time, be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by any of the Enforceability Exceptions.

               (xviii) Authorization of Guarantee. The Preferred Securities Guarantee has been qualified under the 1939 Act and has been duly authorized by the Company; at the Closing Time, the Preferred Securities Guarantee will have been duly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Preferred Securities Guarantee by the Guarantee Trustee, will constitute a valid and legally binding agreement and obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by any of the Enforceability Exceptions; and the Preferred Securities Guarantee will conform in all material respects to the description thereof in the Prospectus.

               (xix) Authorization of Indenture. The Indenture has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company, and assuming due authorization and delivery of the Indenture by the Debenture Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by any of the Enforceability Exceptions; and the Indenture will conform in all material respects to the description thereof in the Prospectus.

               (xx) Authorization of Subordinated Debentures. The Subordinated Debentures have been duly authorized by the Company; at the Closing Time, the Subordinated Debentures will have been duly and validly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust against payment therefor as described in the Prospectus, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by any of the Enforceability Exceptions; and the Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof in the Prospectus and will be owned by the Trust free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon transfer, preemptive rights, claim or equity.

               (xxi) Agreement as to Expenses and Liabilities. The Agreement as to Expenses and Liabilities between the Company and the Trust (the "Expense Agreement") has been duly authorized, and, when duly executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by any of the Enforceability Exceptions; and the Expense Agreement will conform in all material respects to the description thereof contained in the Prospectus.

               (xxii) Authorization of Trustees. Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to act in such capacity.

               (xxiii) Trust and Company Not Investment Company. Neither the Trust nor the Company is, and immediately following of the transactions contemplated hereby and the application of the net proceeds as described in the Prospectus under the caption "Use of Proceeds" neither the Trust nor the Company will be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxiv) Absence of Defaults and Conflicts. The Trust is not in violation of the Trust's certificate of trust filed with the State of Delaware (the "Trust Certificate") or the Declaration, and neither the Company nor any of the Broker-Dealer Subsidiaries is in breach or violation of its charter, by-laws or other governing documents; none of the Trust, the Company or any of the Broker-Dealer Subsidiaries is in violation, breach or default in the performance or observance of any term, obligation, agreement, covenant, representation, warranty or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license, Governmental License (as defined below) or other agreement or instrument to which it is a party or by which it or any of them may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments") except for such violation, breach or default under such Agreements and Instruments that would not result in a Material Adverse Effect; and (A) the execution, delivery and performance of the Operative Documents by the Trust or the Company, as the case may be, (B) the issuance, sale and delivery of the Preferred Securities, the Subordinated Debentures and the Preferred Securities Guarantee, (C) the consummation of the transactions contemplated by the Operative Documents and (D) compliance by the Offerors with the terms of the Operative Documents to which they are a party, have been duly authorized by all necessary corporate action on the part of the Company and, with respect to the matters described in sub-clauses (A), (B), (C) and
     (D) above, at the Closing Time, will have been duly authorized by all necessary action on the part of the Trust, and none of the actions referred to in sub-clauses (A) through (D) above violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or equitable right upon any property or assets of the Trust, the Company or any of the Company's Broker-Dealer Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, violations, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will any such action result in any violation of the provisions of the charter, by-laws or other governing documents, of the Company or any of the Broker-Dealer Subsidiaries or the Declaration or the Trust Certificate or violation by the Company or any of the Broker-Dealer Subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental or regulatory authority, agency or instrumentality or court, domestic or foreign (each, a "Governmental Entity"). As used in this Agreement, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, the Company or any of the Company's Broker-Dealer Subsidiaries.

               (xxv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of the Broker-Dealer Subsidiaries exists or, to the knowledge of the Company, is imminent or has been threatened, which may reasonably be expected to result in a Material Adverse Effect, or which is required to be disclosed in the Prospectus.

               (xxvi) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry, charge or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Trust or the Company, threatened, against the Trust, the Company or any of the Broker-Dealer

     Subsidiaries or of which any of their respective property or assets is the subject, wherein an unfavorable decision, ruling or finding, individually or in the aggregate, in the reasonable judgment of the Trust or the Company is likely to result in a Material Adverse Effect, or which in the reasonable judgment of the Company might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by the Operative Documents or the performance by the Trust or the Company of its obligations hereunder or thereunder, or which is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

              (xxvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company or the Trust of their respective obligations under each of the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

              (xxviii) Possession of Licenses and Permits. The Trust, the Company and the Broker-Dealer Subsidiaries possess such material permits, licenses, approvals, consents and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities (collectively, "Governmental Licenses") necessary to own and lease their properties and to conduct the business now operated by them in the manner described in and contemplated by the Prospectus; the Trust, the Company and the Broker-Dealer Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and each of the Company and the Broker-Dealer Subsidiaries is in all material respects complying therewith; and neither the Trust, the Company nor any Broker-Dealer Subsidiary of the Company has received any notice or otherwise has knowledge of any proceedings or actions relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, in the reasonable judgment of the Company, is likely to result in a Material Adverse Effect.

              (xxix) Accuracy of Exhibits. There are no agreements, contracts or other documents of a character described in Item 601 of Regulation S-K promulgated by the Commission required to be filed as exhibits, or any statutes or regulations which are required to be described in, the Registration Statement, the Prospectus or the documents incorporated by reference therein, which have not been so described and/or filed as required.

              (xxx) Title to Property. The Company and the Broker-Dealer Subsidiaries have good and marketable title to all of their respective fee owned properties, in each case free and clear of all security interests, liens, mortgages, pledges, encumbrances, restrictions, claims and defects, except as stated in the Prospectus, including the documents incorporated therein by reference, or to the extent the failure to have such title or the existence of such security interests, liens, mortgages, pledges, encumbrances, restrictions, claims or defects would not have a Material Adverse Effect; and all of the leases and subleases material to the business of the Trust, the Company and the Broker-Dealer Subsidiaries considered as one enterprise, and under which the Offerors or any of the Broker-Dealer Subsidiaries of the Company holds leasehold interests in any of the properties that are material to their business, are valid, existing and in full force and effect, and neither the Offerors nor any of the Company's Broker-Dealer Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Offerors or any of the Company's Broker-Dealer Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

              (xxxi) Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Broker-Dealer Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Broker-Dealer Subsidiaries on the other hand, which is required by the 1933 Act to be described in the Prospectus or in any document incorporated by reference into the Prospectus which is not so described.

              (xxxii) Compliance with Laws. The Company and the Broker-Dealer Subsidiaries have complied in all material respects with all federal, state and local statutes, regulations, ordinances and rules as now in effect and applicable to the ownership and operation of their properties or the conduct of their businesses as described in and contemplated by the Registration Statement and the Prospectus and as currently being conducted, except in each case where any such noncompliance would not have a Material Adverse Effect. Neither the Company nor any Broker-Dealer Subsidiary is subject to a directive from the Commission, the NASD, the New York Stock Exchange, the Chicago Stock Exchange or any other governmental authority to make any material changes in the method of conducting its business and no such directive is pending or threatened by such authorities.

              (xxxiii) Accurate Books and Records. The Company and its subsidiaries make and keep materially accurate books and records reflecting their respective assets and maintain internal accounting controls which provide reasonable assurance that (a) transactions are executed with management's authorization; (b) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiaries; (c) access to the assets of the Company and its subsidiaries is permitted only in accordance with management's authorization; and (d) the reported accountability of the assets of the Company and its subsidiaries is compared with existing assets at reasonable intervals.

              (xxxiv) Changes Since Filing Registration Statement. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein:

                    (A) neither the Company nor its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which in any such case is material to the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the subsidiaries on a consolidated basis;

                    (B) neither the Company nor its subsidiaries has incurred
               any liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, which is material to the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the subsidiaries on a consolidated basis;

                    (C) there has not been any change in the capital stock,
               equity securities, long-term debt, obligations under capital leases or, other than in the ordinary course of business, short-term borrowings of the Company or the subsidiaries; and

                    (D) there has not occurred any other event and there has
               arisen no set of circumstances required by the 1933 Act or the 1933 Act Regulations to be disclosed in the Registration Statement or Prospectus which has not been so set forth in the Registration Statement or such Prospectus as fairly and accurately summarized therein.

               (xxxv) Stabilization Activities. Neither of the Offerors has taken, directly or indirectly, any action designed to result in or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the sale or resale of the Shares in violation of the Commission's rules and regulations, including, but not limited to, Regulation M, and the Company is not aware of any such action taken or to be taken by any affiliate of the Company.

               (xxxvi) Intellectual Property Rights. The Company and the Broker-Dealer Subsidiaries own, or possess adequate rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by them in all material respects or as described in the Prospectus (or, if the Prospectus is not in existence, the Preliminary Prospectus) and neither the Company nor any of the Broker-Dealer Subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and the Company does not know of any basis for any such infringement or conflict.

             (xxxvii) Filing of Tax Returns. The Company and the Broker-Dealer Subsidiaries have timely and properly prepared and filed all necessary federal, state, local and foreign tax returns which are required to be filed and have paid all taxes shown as due thereon and have paid all other taxes and assessments to the extent that the same shall have become due, except such as are being contested in good faith or where the failure to so timely and properly prepare and file would not have a Material Adverse Effect. The Company has no knowledge of any tax deficiency which has been or might be assessed against the Company or the Broker-Dealer Subsidiaries which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

             (xxxviii) No Registration Rights. No person has the right to request or require the Company to register any securities for offering and sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Preferred Securities, except as disclosed in the Prospectus.

             (xxxix)   New York Stock Exchange Listing. The Preferred Securities
     have been approved for listing on The New York Stock Exchange, and the Preferred Securities, when issued, will be eligible for trading thereon.

             (xl) Dividend Restrictions; Loans. Except as described in or contemplated by the Prospectus, there are no material contractual encumbrances or restrictions or material legal restrictions required to be described therein, on the ability of the Company's Broker-Dealer Subsidiaries (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to the Company, (B) to make any loans or advances to, or investments in, the Company or (C) to transfer any of its property or assets to the Company.

             (xli) Compliance with ERISA. Neither the Company nor any Subsidiary has any liability under any "pension plan," as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The employee benefit plans, including employee welfare benefit plans, of the Company and each of its Subsidiaries, if any (the "Employee Plans"), have been operated in material compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations (except to the extent such noncompliance would not, in the aggregate, have a Material Adverse Effect). No reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Company or the Subsidiaries for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation. No prohibited transaction under
     Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Company or any of the Subsidiaries. There are no pending or, to the knowledge of the Company, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits). All Employee Plans that are group health plans have been operated in material compliance with the group health plan continuation coverage requirements of
     Section 4980B of the Code.

               (xlii) Finder's Fees. Other than as contemplated by this Agreement and as disclosed in the Prospectus, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

               (xliii) Compliance with Foreign Corrupt Practices Act. None of the Company, Stifel Nicolaus or, to the best knowledge of the Offerors, any other person associated with or acting on behalf of the Company or Stifel Nicolaus, including, without limitation, any director, officer, agent, or employee of Stifel Nicolaus or the Company has, directly or indirectly, while acting on behalf of such Company or Stifel Nicolaus (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (ii) made any unlawful contribution to any candidate for foreign or domestic office, or to any foreign or domestic government officials or employees or other persons charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or to foreign or domestic political parties or campaigns from corporate funds, or failed to disclose fully any contribution in violation of law; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other payment of funds of the Company or Stifel Nicolaus or retained any funds which constitute a material violation of any law, rule or regulation or which was or is required to be disclosed in the Prospectus pursuant to the requirements of the 1933 Act or the 1933 Act Regulations.

               (xliv) Future Acquisitions. Neither the Company nor any Broker-Dealer Subsidiary has any agreement or understanding with any person
     (A) concerning the future acquisition by the Company or any Subsidiary of a controlling interest in such entity or (B) concerning the future acquisition by any person of a controlling interest in the Company or any Broker-Dealer Subsidiary, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

               (xlv) Insurance. The Company and the Broker-Dealer Subsidiaries maintain insurance covering in all material respects their properties, personnel and business. Such insurance insures against such losses and risks as, in the judgment of the executive officers of the Company, are adequate to protect in all material respects the Company and the Broker-Dealer Subsidiaries and their businesses. Neither the Company nor any of the Broker-Dealer Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures shall have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and shall be outstanding and duly in force at the Closing Time and, if applicable, any Date of Delivery, with such exceptions as would not have a Material Adverse Effect.

          (b) Certificates. Any certificate signed by any Trustee of the Trust or any duly authorized officer of the Company or any Subsidiary of the Company in such person's capacity as such officer and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to the Underwriters as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing. (a) Initial Preferred Securities. On the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions set forth in this Agreement, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the purchase price of $25 per Initial Preferred Security, the number of Initial Preferred Securities set forth in Schedule A opposite the name of that Underwriter, plus any additional number of Initial Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 of this Agreement, subject, in each case, to such adjustments among the Underwriters as they in their sole discretion shall make to eliminate any sales or purchases of fractional securities. As compensation to the Underwriters for their commitments under this Agreement and because the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debentures, the Company hereby agrees to pay at the Closing Time and at any Date of Delivery to the Underwriters by wire transfer of immediately available funds a commission of $ per Preferred Security sold.

          (b) Optional Preferred Securities. In addition, on the basis of the representations and warranties in this Agreement contained and subject to the terms and conditions set forth in this Agreement, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 150,000 Optional Preferred Securities at the price per share set forth in the immediately preceding paragraph. The option hereby granted will expire at the close of business, St. Louis, Missouri time, on the 30th day after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Preferred Securities upon notice by the Underwriters to the Trust and the Company setting forth the number of Optional Preferred Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Optional Preferred Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Optional Preferred Securities, each of the Underwriters, acting severally and not jointly, will purchase and the Trust agrees to sell to the Underwriters that proportion of the total number of Optional Preferred Securities to be sold by the Trust which the number of Initial Preferred Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Preferred Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment. Payment of the purchase price for the Initial Preferred Securities shall be made at the offices of Bryan Cave LLP, St. Louis, Missouri, or at such other place as shall be agreed upon by the Underwriters and the Offerors, at 10:00 a.m. (Central time) on the third business day (or, if pricing occurs after 4:30 p.m. (Eastern time) on any given day, the fourth business day) after the date of this Agreement (unless postponed in accordance with the provisions of Section 10 of this Agreement), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Underwriters and the Offerors (such time and date of payment and delivery being in this Agreement called the "Closing Time").

          In addition, if any or all of the Optional Preferred Securities are purchased by the Underwriters, then payment of the purchase price for such Optional Preferred Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Offerors on each Date of Delivery as specified in the notice from the Underwriters to the Offerors.

          Payment shall be made to the Trust by wire transfer of immediately available funds, to the order of the Trust, to a bank designated by the Company, against delivery to the Underwriters of certificates for the Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized Legg Mason, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Initial Preferred Securities and the Optional Preferred Securities, if any, which it has agreed to purchase. Legg Mason, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Preferred Securities or the Optional Preferred Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (d) Denominations; Registration. Certificates for the Initial Preferred Securities and the Optional Preferred Securities, if any, to be purchased by the Underwriters shall be delivered by the Offerors registered in the name of Cede & Co., nominee for the Depository Trust Company. All such certificates shall be made available by the Offerors to you for inspection, checking and packaging by the Underwriters at such office as you may designate in writing not later than 10:00 a.m. (Eastern Time), on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Offerors. The Offerors jointly and severally covenant with each Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company and the Trust, subject to Section 3(b) of this Agreement, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to

Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company and the Trust will give the Underwriters notice of their intention to file or prepare any amendment to the Registration Statement, any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

          (c) Delivery of Registration Statements. The Offerors have furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, two signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Offerors, as promptly as possible, will furnish to the Underwriters, without charge, such number of copies of the preliminary prospectus, the Prospectus and any amendments and supplements thereto and documents incorporated by reference therein as the Underwriters may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Offerors will comply in all material respects with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(b) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications. If applicable, the Company and the Trust will each use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Preferred Securities for offering and sale under the securities laws of such states and other jurisdictions in the United States as the Underwriters may reasonably designate and to maintain such qualifications in effect so long as may be reasonably advisable for distribution of the Preferred Securities; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Offerors will notify you promptly of, and confirm in writing, the suspension of qualification of the Preferred Securities or threat thereof in any jurisdiction.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earning statement of the Offerors in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Notice and Effect of Material Events. The Offerors will immediately notify the Underwriters, and confirm such notice in writing, of (i) any filing made by the Offerors of information relating to the offering of the Preferred Securities with any securities exchange or any other regulatory body in the United States, and (ii) prior to the completion of the distribution of the Preferred Securities by the Underwriters as evidenced by a notice in writing from the Underwriters to the Offerors, any Material Adverse Effect, which (i) makes any statement in the Prospectus false or misleading or (ii) is not disclosed in the Prospectus. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel or the Underwriters or counsel to the Underwriters, to amend or supplement the Prospectus in order that the Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Prospectus by preparing and furnishing to the Underwriters an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory in the reasonable opinion of counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a subsequent purchaser, not misleading.

          (i) DTC. The Offerors will cooperate with the Underwriters and use their best efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of DTC.

          (j) Use of Proceeds. The Trust will use the net proceeds received by it from the sale of the Preferred Securities, and the Company will use the net proceeds received by it from the sale of the Subordinated Debentures, in the manner specified in the Prospectus under "Use of Proceeds."

          (k) The New York Stock Exchange. The Company will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are listed on the New York Stock Exchange. If the Preferred Securities are exchanged for Subordinated Debentures, the Company will use its best efforts to effect the listing of the Subordinated Debentures on the New York Stock Exchange or such other national securities exchange or automated quotation system on which the Preferred Securities are then listed, and to have the Subordinated Debentures promptly registered under the 1934 Act, and to maintain such listing for as long as the Subordinated Debentures remain outstanding.

          (l) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, neither the Company nor the Trust will, without the prior written consent of Legg Mason, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debentures, respectively), or any securities convertible into or exercisable or exchangeable for Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debentures, respectively) or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debentures, respectively), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debentures, respectively) or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Securities or Subordinated Debentures to be sold hereunder. Notwithstanding the foregoing, during such 90-day period (i) the Company may grant stock options, rights or warrants pursuant to the Company's director or employee benefit or compensation plans or arrangement which are in place as of the date hereof; (ii) the Company may issue shares of common stock upon the exercise of an option, right or warrant of the conversion of a security pursuant to such plans or arrangements or otherwise outstanding as of the date hereof; and (iii) the Company may file a registration statement under the 1933 Act in connection with the registration of securities pursuant to an employee stock option, stock purchase, dividend reinvestment plan or other similar employee benefit plan.

          (m) Reporting Requirements. For so long as the Preferred Securities or the Subordinated Debentures shall remain outstanding, the Company and the Trust will use its best efforts to maintain the registration of the Preferred Securities and the Subordinated Debentures under the 1934 Act and the 1934 Act Regulations.

          (n) Furnish Reports. For and during the period ending three years after the effective date of the Registration Statement, the Offerors will furnish to the Underwriters, upon request, copies of all reports and other communications (financial or otherwise) furnished by the Offerors to its security holders generally and copies of any reports or financial statements furnished to or filed by the Offerors with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (o) Subsequent Transactions. Subsequent to the date of this Agreement and through the date which is the later of (i) the day following the date on which the Underwriters' option to purchase Optional Preferred Securities shall expire or (ii) the day following the Date of Delivery with respect to any Optional Preferred Securities that the Underwriters shall elect to purchase, except as described in or contemplated by the Prospectus, neither the Company nor any of the Subsidiaries shall take any action (or refrain from taking any action) which will result in the Company or the Subsidiaries incurring any material liability or obligation, direct or contingent, or enter into any material transaction, except in the ordinary course of business, or take or refrain from taking any action which will cause or result in any material adverse change in the financial position, capital stock, or any material increase in long-term debt, obligations under capital leases or short-term borrowings of the Company and the Subsidiaries on a consolidated basis.

          (p) Redemption of Securities. The Offerors shall not, for a period of 90 days after the date hereof, without the prior written consent of Legg Mason, purchase, redeem or call for redemption, or prepay or give notice of prepayment (or announce any redemption or call for redemption, or any repayment or notice of prepayment) of the Offerors' securities, other than shares of the Company's common stock pursuant to a publicly announced stock repurchase program.

          (q) Stabilization Activities. The Offerors shall not take, directly or indirectly, any action designed to result in or which constitutes or which might reasonably be expected to (i) cause or result in stabilization or manipulation of the price of any security of the Offerors to facilitate the sale or resale of the Preferred Securities or (ii) otherwise violate the Commission's Regulation M, and the Offerors are not aware of any such action taken or to be taken by any affiliate of the Offerors.

          (r) Public Communications. Prior to the Closing Time (and, if applicable, any Date of Delivery), the Offerors will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the financial results of the Company or the Broker-Dealer Subsidiaries or the offering of the Preferred Securities which you shall not previously have been provided a copy a reasonable time prior to the release thereof or provided reasonable notice thereof and you shall not have reasonably objected thereto.

     SECTION 4. Payment of Expenses.

          (a) Expenses. The Company, as borrower under the Subordinated Debentures, will pay all expenses incident to the performance of its, and the Trust's, obligations under this Agreement, including:

              (i) the preparation, printing and any filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto;

              (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Preferred Securities;

              (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance, or delivery of the Preferred Securities to the Underwriters;

              (iv) the fees and disbursements of the Company's counsel, accountants and other advisors;

              (v) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees in connection with the Operative Documents;

              (vi) if applicable, the qualification of the Preferred Securities under securities laws in accordance with the provisions of
     Section 3(f) of this Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if any, which shall not exceed $2,500 in the aggregate;

              (vii) the printing and delivery to the Underwriters of copies of each preliminary prospectus, of any Term Sheets and of the Prospectus and any amendments or supplements thereto, if any;

              (viii) the fees and expenses of any transfer agent or registrar for the Preferred Securities;

              (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters, which shall not exceed $7,500, in connection with, the review by the NASD of the terms of the sale of the Preferred Securities;

              (x) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debentures, on the New York Stock Exchange;

              (xi) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Subordinated Debentures;

              (xii) the fees and expenses of the Delaware Trustee and the Property Trustee, including the fees and disbursements of counsel for the Delaware Trustee and Property Trustee in connection with the Declaration and the Certificate of Trust;

              (xiii) the fees and expenses of the Guarantee Trustee;

              (xiv) the cost and charges of qualifying the Preferred Securities with the DTC; and

              (xv) all reasonable travel and lodging expenses incurred by the Underwriters in connection with this Offering and any informational "road show" meetings held in connection with the Offering and all expenses related to the preparation of all materials used in connection with such meetings.

          (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) of this Agreement, the Company shall reimburse the Underwriters for all of their actual accountable out-of-pocket expenses, including all the reasonable fees and disbursements of Vedder, Price, Kaufman & Kammholz, counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 of this Agreement or in certificates of any Trustee of the Trust or any officer of the Company or any of its Broker-Dealer Subsidiaries delivered pursuant to the provisions of this Agreement, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b)).

          (b) Opinion of In-house Counsel for the Company. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of

Mr. Thomas A. Prince, Esq., General Counsel of the Company, substantially in the form previously agreed.

          (c) Opinion of Outside Counsel for Offerors. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Bryan Cave LLP, St. Louis, Missouri, counsel for the Offerors, substantially in the form previously agreed. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and Stifel Nicolaus and certificates of public officials. In giving such opinion, such counsel may rely upon the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, as to certain matters relating to the Trust and the Preferred Securities which are governed by Delaware law.

          (d) Opinion of Special Counsel for Wilmington Trust Company. At the Closing Time, the Underwriters shall have received the opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., counsel to Wilmington Trust Company, as Property Trustee under the Declaration, Guarantee Trustee under the Preferred Securities Guarantee Agreement and Debenture Trustee under the Indenture, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act and, under the Trust Agreement and the Delaware Business Trust Act, has the trust power and authority to conduct its business as described in the Prospectus;

               (ii) The Trust Agreement is a legal, valid and binding agreement of the Company, as sponsor, and the Trustees, and is enforceable against the Company, as sponsor, and the Trustees, in accordance with its terms;

               (iii) Under the Trust Agreement and the Delaware Business Trust Act, the execution and delivery of the Underwriting Agreement by the Trust, and the performance by the Trust of its obligations thereunder, have been authorized by all requisite trust action on the part of the Trust;

               (iv) The Preferred Securities have been duly authorized by the Trust Agreement, and when issued and sold in accordance with the Trust Agreement, the Preferred Securities will be validly issued and, subject to the qualifications set forth in paragraph (v) below, fully paid and nonassessable beneficial interests in the assets of the Trust and will entitle the holder thereof to the benefits of the Trust Agreement. The form of certificates to evidence the Preferred Securities has been approved by the Trust and is in due and proper form and complies with the Trust Agreement and all applicable requirements, if any, of the Delaware Business Trust Act;

               (v) Holders of Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to shareholders of private, for-profit corporations organized under the General Corporation Law of the State of Delaware. Such opinion may note that the holders of Preferred Securities may be obligated to make payments as set forth in the Trust Agreement;

               (vi) The issuance of the Common Securities and Preferred Securities is not subject to preemptive rights under the Delaware Business Trust Act or the Trust Agreement; and

               (vii) The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not violate (A) the Trust Agreement, or (B) any applicable Delaware law, rule or regulation.

          Such opinion may state that it is limited to the laws of the State of Delaware and that the opinion expressed in paragraph (ii) above is subject to the effect upon the Trust Agreement of (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

          (e) Opinion of Special Tax Counsel for the Offerors. At the Closing Time, the Underwriters shall have received an opinion, dated as of the Closing Time, of Bryan Cave LLP, St. Louis, Missouri, special tax counsel to the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters and substantially to the effect that (i) the Subordinated Debentures issued by the Company to the Trust in connection with the issuance of the Preferred Securities will be treated as indebtedness of the Company for federal income tax purpose; (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and (iii) the statements set forth in the Prospectus under the caption "Federal Income Tax Consequences" constitute in all material respects a fair and accurate summary of the anticipated United States federal income tax consequences of the ownership and disposition of the Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

          (f) Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Vedder, Price, Kaufman & Kammholz, special counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its Broker-Dealer Subsidiaries and certificates of public officials. In giving such opinion, such counsel may rely as to matters of fact upon statements and certifications of officers of the Offerors and of other appropriate persons and may rely as to matters of law, other than law of the United States and the State of Illinois, upon the opinions of Bryan Cave LLP and Richards, Layton & Finger described herein.

     (g) Certificates. At the Closing Time, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Underwriters shall have received a certificate of the Chief Executive Officer and President of the Company and of the Chief Financial Officer or the chief accounting officer of the Company and a certificate of an Administrative Trustee of the Trust, dated as of the Closing Time, to the effect that (i) the Registration Statement became effective at _____ p.m., Eastern Time, on April __, 2002; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Effect, (iii) since such dates referred to in paragraph (ii) hereof, there has not been any material transaction entered into by the Offerors or the Company's subsidiaries other than transactions in the ordinary course of business; (iv) the representations and warranties of the Offerors set forth in Section 1 of this Agreement were true and correct in all material respects when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Offerors have in all material respects complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time; (vi) they have carefully examined the Registration Statement and the Prospectus and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, as of their respective effective or issue dates, contained, and the Prospectus contains any untrue statement of a material fact, or omits to a state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) no stop order affecting the Registration Statement is in effect or, to their knowledge, threatened, as of the date hereof.

     (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP (the "Accountants") a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information included in the Prospectus.

     (i) Bring-Down Comfort Letter. At the Closing Time, the Underwriters shall have received from the Accountants a letter dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (j) Approval of Listing. At the Closing Time, the Preferred Securities shall have been approved for listing on the New York Stock Exchange.

     (k) Conditions to Purchase of Optional Preferred Securities. In the event that the Underwriters exercise their option provided in Section 2(b) this Agreement to purchase all or any portion of the Optional Preferred Securities, the representations and warranties of the Company and the Trust contained in this Agreement and the statements in any certificates furnished by the Company and any Trustee hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

          (i) Opinion of In-House Counsel for the Company. The favorable opinion of Mr. Thomas A. Prince, Esq., General Counsel of the Company, dated such Date of Delivery, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effects as the opinion required by Section 5(b) of this Agreement.

          (ii) Opinion of Outside Counsel for Offerors. The favorable opinion of Bryan Cave LLP, counsel for the Offerors, dated such Date of Delivery, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(c) of this Agreement.

          (iii) Opinion of Special Counsel for Wilmington Trust Company. The favorable opinion, dated such Date of Delivery, of Richards, Layton & Finger, P.A., counsel to Wilmington Trust Company, as Property Trustee under the Declaration, Guarantee Trustee under the Preferred Securities Guarantee Agreement and Debenture Trustee under the Indenture, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) of this Agreement.

          (iv) Opinion of Special Tax Counsel for the Offerors. The favorable opinion, dated such Date of Delivery, of Bryan Cave LLP, special tax counsel to the Offerors, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) of this Agreement.

          (v) Opinion of Counsel for the Underwriters. The favorable opinion, dated such Date of Delivery, of Vedder, Price, Kaufman & Kammholz, counsel for the Underwriters, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) of this Agreement.

          (vi) Certificates. Certificates, dated such Date of Delivery, of the Chief Executive Officer and President of the Company and of the Chief Financial Officer of the Company and a certificate of an Administrative Trustee of the Trust, confirming that the certificates delivered at the Closing Time pursuant to Section 5(g) this Agreement remain true and correct as of such Date of Delivery.

          (vii) Bring-Down Comfort Letter. A letter from the Accountants dated such Date of Delivery, in form and substance satisfactory to the Underwriters, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) this Agreement, except that the specified date referred to shall be a date not more than three days prior to such Date of Delivery.

     (l) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as in this Agreement contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Offerors, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

     (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 of this Agreement and except that Sections 6 and 7 of this Agreement shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriters. The Offerors agree to jointly and severally indemnify and hold harmless: (x) each of the Underwriters; (y) each person, if any, who controls (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) any Underwriter (each such person, a "controlling person"); and (z) the respective partners, directors, officers, employees and agents of any Underwriter or any controlling person as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement of a material fact contained in any preliminary prospectus or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid by each such indemnified person in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in clause (i) of this Section 6(a), or any such alleged untrue statement or omission referred to in clause (i) of this Section 6(a); provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Offerors; and

          (iii) against any and all expense whatsoever, as incurred (including subject to Section 6(b), the fees and disbursements of counsel chosen by Legg Mason), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission referred to in clause (i) of this Section 6(a), or any such alleged untrue statement or omission referred to in clause (i) of this Section 6(a), to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the indemnity agreement set forth in this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriters' Information. The foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in or omission or alleged omission from a preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, liability, claim, damage or expense purchases any of the referred Securities which are the subject thereof if (A) the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person, and
     (B) the untrue statement contained in or omission from a preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and the Company has previously furnished copies thereof to such Underwriter.

     (b) Indemnification of Offerors, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers, the Trust, each of the Trustees and each person, if any, who controls the Trust, any of the Trustees or the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters' Information.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If an indemnifying party so elects within a reasonable time after receipt of such notice, an indemnifying party, severally or jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties defendant in such action, provided, however, that if (i) representation of such indemnified party by the same counsel would present a conflict of interest or (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party, then in the case of clauses (i) and
(ii) of this Section 6(c) such indemnifying party and counsel for each indemnifying party or parties shall not be entitled to assume such defense. If either (A) an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence or (B) an indemnifying party is entitled under the preceding sentence to assume the defense of such action but fails to do so in accordance with the provisions of this paragraph within a reasonable time after the indemnifying party was given notice of commencement of the action, then, in either case: (x) counsel selected by the indemnified party or parties shall be entitled to conduct such defense and (y) such indemnifying party or parties must reimburse all the fees and expenses of such counsel for the indemnified party or parties as they are incurred. Notwithstanding the preceding sentence, the indemnifying party or parties may participate, at its or their own expense, in the defense of any such action. If an indemnifying party assumes the defense of such action, in accordance with and as permitted by the provisions of this paragraph, such indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one firm of attorneys (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Such firm of attorneys shall be designated in writing, in the case where the indemnified parties are any of the parties indemnified pursuant to Section 6(a) above, by Legg Mason and, in the case where the indemnified parties are any of the parties indemnified pursuant to Section 6(b) above, by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 of this Agreement (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to the extent specified in this Section 6 to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) Settlement Without Consent If Failure to Reimburse. Notwithstanding the last sentence of Section 6(b), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers reasonable and
(2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in
Section 6 of this Agreement is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses but after deducting the compensation paid to the Underwriters pursuant to Section 2(c) of this Agreement) received by the Offerors and the total commission received by the Underwriters, bear to the aggregate initial offering price of the Preferred Securities. The relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which that Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each controlling person and the respective partners, directors, officers, employees and agents of any Underwriter or any controlling person of any Underwriter shall have the same rights to contribution as that Underwriter, and each officer and director of the Company, and each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Company shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are not joint but several in proportion to the number of Securities set forth against their respective names in Schedule A to this Agreement.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Preferred Securities to the Underwriters.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if, since the time of execution of this Agreement, there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis (including, without limitation, an act of terrorism), or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or
(iii) if, since the time of execution of this Agreement, trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or (iv) if, since the time of execution of this Agreement, trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority; or (v) any action shall have been taken by any government in respect of its monetary affairs which, in the judgment of the Underwriters, has a material adverse effect on the United States securities markets so as to make it, in the judgment of the Underwriters, impracticable to market the Preferred Securities or enforce contracts for sale of the Preferred Securities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 of this Agreement, and provided further that Sections 6 and 7 of this Agreement shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one of the Underwriters fails at the Closing Time or a Date of Delivery to purchase the Preferred Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the non-defaulting Underwriter shall have the right, within 24 hours of the Closing Time, to make arrangements for it or any person(s) selected by it as substitute Underwriter(s) to purchase all or some of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, the non-defaulting Underwriter shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriter. No action taken pursuant to this Section 10 shall relieve the defaulting Underwriter from liability in respect of its default. If any such default does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time or Date of Delivery for a period not exceeding five days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. In this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Legg Mason Wood Walker, Incorporated, 100 Light Street, 31st Floor, Baltimore, Maryland 21202, Attention: Mark C. Micklem, Managing Director, with a copy to Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Suite 2600, Chicago, Illinois 60601, Attention: Jennifer R. Evans, Esq. Notices to the Offerors shall be directed to Stifel Financial Corp., 501 North Broadway, St. Louis, Missouri 63102, Attention: Thomas Prince, Esq., with a copy to Bryan Cave LLP, 211 North Broadway, Suite 3600, St. Louis, Missouri 63102, Attention: R. Randall Wang, Esq.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 1, 6 and 7 of this Agreement and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained in this Agreement. This Agreement and all conditions and provisions of this Agreement are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     SECTION 14. Effect of Headings. The article and section headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart of this Agreement, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Offerors in accordance with its terms.

                                       Very truly yours,

                                       STIFEL FINANCIAL CORP.


                                       By
                                          --------------------------------------
                                          Name:  Ronald J. Kruszewski
                                          Title: President and Chief Executive
                                                  Officer


                                       STIFEL FINANCIAL CAPITAL TRUST I


                                       By
                                          --------------------------------------
                                          Name:  James M. Zemlyak
                                          Title: Administrative Trustee


                                       By
                                          --------------------------------------
                                          Name:  Bernard N. Burkemper
                                          Title: Administrative Trustee


                                       By
                                          --------------------------------------
                                          Name: Thomas A. Prince
                                          Title: Administrative Trustee

CONFIRMED AND ACCEPTED, as of the
date first above written:


For itself and as the Representatives
of the several Underwriters named in
Schedule A hereto:


LEGG MASON WOOD WALKER,
INCORPORATED


By:
    -----------------------------------
    Name:  Mark C. Micklem
    Title:  Managing Director

STIFEL, NICOLAUS & COMPANY,
INCORPORATED


By:
    -----------------------------------
    Name:  Rick E. Maples
    Title:  Senior Vice President

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:
    -----------------------------------
     Name:
     Title:

                                   SCHEDULE A

                                                             Number of Preferred
Name of Underwriter                                               Securities
-------------------                                               ----------
Legg Mason Wood Walker, Incorporated...........................
Stifel, Nicolaus & Company, Incorporated.......................
Friedman, Billings, Ramsey & Co., Inc..........................
                                                                   ---------
         Total.................................................    1,000,000
                                                                   =========

                                   SCHEDULE B

                   SUBSIDIARIES OF STIFEL FINANCIAL CORP. (1)

               NAME                                   STATE OF INCORPORATION       NAMES UNDER WHICH SUBSIDIARY DOES BUSINESS
               ----                                   ----------------------       ------------------------------------------

Stifel, Nicolaus & Company, Incorporated                       Missouri            Stifel, Nicolaus & Company, Incorporated

Alliance Realty Corp.                                          Missouri            Alliance Realty Corp.

Century Securities Associates, Inc.                            Missouri            Century Securities Associates, Inc.

Stifel, Nicolaus Insurance Agency, Inc.(2)                     Arkansas            Stifel, Nicolaus Insurance Agency, Inc.

S-N Capital Corp.(2)                                           Missouri            S-N Capital Corp.

Stifel Insurance Agency - Ohio, Inc.(3)                          Ohio              Stifel Insurance Agency - Ohio, Inc.

Stifel Venture Corp.                                           Missouri            Stifel Venture Corp.

Pin Oak Capital, Ltd.(4)                                       Missouri            Pin Oak Capital, Ltd.

Stifel Asset Management Corp.                                  Missouri            Stifel Asset Management Corp.

Stifel CAPCO, L.L.C.                                           Missouri            Stifel CAPCO, L.L.C.

Stifel CAPCO II, L.L.C.                                        Missouri            Stifel CAPCO II, L.L.C.

Stifel Colorado Ventures, LLC                                  Colorado            Stifel Colorado Ventures, LLC

Hanifen, Imhoff Inc.                                           Colorado            Hanifen, Imhoff Inc.

Stifel Financial Capital Trust I                               Delaware            Stifel Financial Capital Trust I


--------------------

(1) Does not include corporations in which the Company owns 50% or less of the stock.
(2)      Wholly owned subsidiary of Stifel, Nicolaus & Company, Incorporated.
(3)      Majority owned subsidiary of Stifel, Nicolaus & Company, Incorporated.
(4)      Wholly owned subsidiary of Stifel Asset Management Corp.


                                       B-1